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                                                                    EXHIBIT 99.1

                                  RISK FACTORS


         Our business is subject to various risks, including those described below. You should carefully consider the following risks, together with all of the other information included in this document and incorporated by reference before deciding to invest in our securities. Any of these risks could materially adversely affect our business, operating results and financial condition.

         OUR PERFORMANCE IS SUBJECT TO RISKS ASSOCIATED WITH OUR PROPERTIES AND WITH THE REAL ESTATE INDUSTRY.

                  Our economic performance and the value of our real estate assets, and consequently the value of our securities, are subject to the risk that if our properties do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to pay distributions to our shareholders will be adversely affected. Events or conditions beyond our control that may adversely affect our operations or the value of our properties include:

               o downturns in the national, regional and local economic climate;

               o competition from other office, industrial and commercial buildings;

               o local real estate market conditions, such as oversupply or reduction in demand for office, or other commercial or industrial space;

               o  changes in interest rates and availability of financing;

               o vacancies, changes in market rental rates and the need to periodically repair, renovate and re-lease space;

               o increased operating costs, including insurance expense, utilities, real estate taxes, state and local taxes and heightened security costs;

               o civil disturbances, earthquakes and other natural disasters, or terrorist acts or acts of war which may result in uninsured or underinsured losses;

               o significant expenditures associated with each investment, such as debt service payments, real estate taxes, insurance and maintenance costs which are generally not reduced when circumstances cause a reduction in revenues from a property; and

               o declines in the financial condition of our tenants and our ability to collect rents from our tenants.

         WE MAY EXPERIENCE INCREASED OPERATING COSTS, WHICH MIGHT REDUCE OUR PROFITABILITY.

                  Our properties are subject to increases in operating expenses such as for cleaning, electricity, heating, ventilation and air conditioning, administrative costs and other costs associated with security, landscaping and repairs and maintenance of our properties. In general, under our leases with tenants, we pass on all or a portion of these costs to them. We cannot assure you, however, that tenants will actually bear the full burden of these higher costs, or that such increased costs will not lead them, or other prospective tenants, to seek office space elsewhere. If operating expenses increase, the availability of other comparable office space in our core geographic markets might limit our ability to increase rents; if operating expenses increase without a corresponding increase in revenues, our profitability could diminish and limit our ability to make distributions to shareholders.

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         OUR INVESTMENT IN PROPERTY DEVELOPMENT OR REDEVELOPMENT MAY BE MORE
COSTLY THAN WE ANTICIPATE.

                  We intend to continue to develop properties where market conditions warrant such investment. Once made, these investments may not produce results in accordance with our expectations. Risks associated with our development and construction activities include:

               o the unavailability of favorable financing alternatives in the private and public debt markets;

               o construction costs exceeding original estimates due to rising interest rates and increases in the costs of materials and labor;

               o construction and lease-up delays resulting in increased debt service, fixed expenses and construction or renovation costs;

               o expenditure of funds and devotion of management's time to projects that we do not complete;

               o occupancy rates and rents at newly completed properties may fluctuate depending on a number of factors, including market and economic conditions, resulting in lower than projected rental rates and a corresponding lower return on our investment; and

               o complications (including building moratoriums and anti-growth legislation) in obtaining necessary zoning, occupancy and other governmental permits.

         WE FACE RISKS ASSOCIATED WITH PROPERTY ACQUISITIONS.

                  We have in the past acquired, and intend in the future to acquire, properties and portfolios of properties, including large portfolios, such as the our acquisition of Prentiss Properties Trust, that would increase our size and potentially alter our capital structure. Although we believe that the acquisitions that we have completed in the past and that we expect to undertake in the future have, and will, enhance our future financial performance, the success of such transactions is subject to a number of factors, including the risk that:

               o we may not be able to obtain financing for acquisitions on favorable terms;

               o  acquired properties may fail to perform as expected;

               o the actual costs of repositioning or redeveloping acquired properties may be higher than our estimates;

               o acquired properties may be located in new markets where we may have limited knowledge and understanding of the local economy, an absence of business relationships in the area or unfamiliarity with local governmental and permitting procedures; and

               o we may not be able to efficiently integrate acquired properties, particularly portfolios of properties, into our organization and to manage new properties in a way that allows us to realize cost savings and synergies.

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         ACQUIRED PROPERTIES MAY SUBJECT US TO UNKNOWN LIABILITIES.

                  Properties that we acquire may be subject to unknown liabilities for which we would have no recourse, or only limited recourse, to the former owners of such properties. As a result, if a liability were asserted against us based upon ownership of an acquired property, we might be required to pay significant sums to settle it, which could adversely affect our financial results and cash flow. Unknown liabilities relating to acquired properties could include:

               o liabilities for clean-up of undisclosed environmental contamination;

               o claims by tenants, vendors or other persons arising on account of actions or omissions of the former owners of the properties; and

               o  liabilities incurred in the ordinary course of business.

         WE HAVE AGREED NOT TO SELL CERTAIN OF OUR PROPERTIES.

                  We have agreed not to sell several of our properties for varying periods of time, in transactions that would trigger taxable income to our former owners, and we may enter into similar arrangements as a part of future property acquisitions. One of these tax protection agreements is with one of our current trustees. These agreements generally provide that we may dispose of the subject properties only in transactions that qualify as tax-free exchanges under Section 1031 of the Internal Revenue Code or in other tax deferred transactions. Such transactions can be difficult to complete and can result in the property acquired in exchange for the disposed of property inheriting the tax attributes (including tax protection covenants) of the disposed of property. Violation of these tax protection agreements would impose significant costs on us. As a result, we are restricted with respect to decisions with respect to financing, encumbering, expanding or selling of these properties.

         WE MAY BE UNABLE TO RENEW LEASES OR RE-LEASE SPACE AS LEASES EXPIRE.

                  If tenants do not renew their leases upon expiration, we may be unable to re-lease the space. Even if the tenants do renew their leases or if we can re-lease the space, the terms of renewal or re-leasing (including the cost of required renovations) may be less favorable than current lease terms. Certain leases grant the tenants an early termination right upon payment of a termination penalty.

         WE FACE SIGNIFICANT COMPETITION FROM OTHER REAL ESTATE DEVELOPERS.

                  We compete with real estate developers, operators and institutions for tenants and acquisition and development opportunities. Some of these competitors have significantly greater financial resources than we have. Such competition may reduce the number of suitable investment opportunities offered to us, may interfere with our ability to attract and retain tenants and may increase vacancies, which could result in increased supply and lower market rental rates, reducing our bargaining leverage and adversely affecting our ability to improve our operating leverage. In addition, some of our competitors may be willing (because their properties may have vacancy rates higher than those for our properties, to make space available at lower prices than available space in our properties or for other reasons). We cannot assure you that this competition will not adversely affect our cash flow and our ability to make distributions to shareholders.


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         CHANGES IN MARKET CONDITIONS INCLUDING CAPITALIZATION RATES APPLIED IN
REAL ESTATE ACQUISITIONS COULD IMPACT OUR ABILITY TO GROW THROUGH ACQUISITIONS.

                  We selectively pursue acquisitions in our core markets when long-term yields make acquisitions attractive. We compete with numerous property owners for the acquisition of real estate properties. Some of these competitors may be willing to accept lower yields on their investments impacting our ability to acquire real estate assets and thus limit our external growth. We cannot assure you that this competition will not adversely affect our cash flow and our ability to make distributions to shareholders.

         PROPERTY OWNERSHIP THROUGH JOINT VENTURES MAY LIMIT OUR ABILITY TO ACT EXCLUSIVELY IN OUR INTEREST.

                  We develop and acquire properties in joint ventures with other persons or entities when we believe circumstances warrant the use of such structures. As of January 5, 2006, we had investments in ten unconsolidated real estate ventures and four additional real estate ventures that are consolidated in our financial statements. We could become engaged in a dispute with one or more of our joint venture partners that might affect our ability to operate a jointly-owned property. Moreover, our joint venture partners may, at any time, have business, economic or other objectives that are inconsistent with our objectives, including objectives that relate to the appropriate timing and terms of any sale or refinancing of a property. In some instances, our joint venture partners may have competing interests in our markets that could create conflicts of interest. If the objectives of our joint venture partners are inconsistent with our own objections, we will not be able to act exclusively in our interests.

         BECAUSE REAL ESTATE IS ILLIQUID, WE MAY NOT BE ABLE TO SELL PROPERTIES WHEN APPROPRIATE.

                  Real estate investments generally, and in particular large office and industrial properties like those that we own, often cannot be sold quickly. Consequently, we may not be able to alter our portfolio promptly in response to changes in economic or other conditions. In addition, the Internal Revenue Code limits our ability to sell properties that we have held for fewer than four years without resulting in adverse consequences to our shareholders. Furthermore, properties that we have developed and have owned for a significant period of time or that we acquired in exchange for partnership interests in our operating partnership often have a low tax basis. If we were to dispose of any of these properties in a taxable transaction, we may be required under provisions of the Internal Revenue Code applicable to REITs to distribute a significant amount of the taxable gain to our shareholders and this could, in turn, impact our cash flow. In some cases, tax protection agreements with third parties will prevent us from selling certain properties in a taxable transaction without incurring substantial costs. In addition, purchase options and rights of first refusal held by tenants or partners in joint ventures may also limit our ability to sell certain properties. All of these factors reduce our ability to respond to changes in the performance of our investments and could adversely affect our cash flow and ability to make distributions to shareholders as well as the ability of someone to purchase us, even if a purchase were in our shareholders' best interests.


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         WE MAY SUFFER ADVERSE CONSEQUENCES DUE TO THE FINANCIAL DIFFICULTIES,
BANKRUPTCY OR INSOLVENCY OF OUR TENANTS.

                  If one or more of our tenants were to experience financial difficulties, including bankruptcy, insolvency or a general downturn of business, there could be an adverse effect on our financial performance and distributions to shareholders. We cannot assure you that any tenant that files for bankruptcy protection will continue to pay us rent. A bankruptcy filing by or relating to one of our tenants or a lease guarantor would bar efforts by us to collect pre-bankruptcy debts from that tenant or lease guarantor, or its property, unless we receive an order permitting us to do so from the bankruptcy court. In addition, we cannot evict a tenant solely because of bankruptcy. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. If, however, a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any such unsecured claim would only be paid to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. Restrictions under the bankruptcy laws further limit the amount of any other claims that we can make if a lease is rejected. As a result, it is likely that we would recover substantially less than the full value of any such unsecured claims that we might hold.

         SOME POTENTIAL LOSSES ARE NOT COVERED BY INSURANCE.

                  We currently carry comprehensive liability, fire, extended coverage and rental loss insurance on all of our properties. We believe the policy specifications and insured limits of these policies are adequate and appropriate. There are, however, types of losses, such as lease and other contract claims and terrorism and acts of war, that generally are not insured. We cannot assure you that we will be able to renew insurance coverage in an adequate amount or at reasonable prices. In addition, insurance companies may no longer offer coverage against certain types of losses, such as losses due to terrorist acts and mold, or, if offered, these types of insurance may be prohibitively expensive. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. In such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. We cannot assure you that material losses in excess of insurance proceeds will not occur in the future. If any of our properties were to experience a catastrophic loss, it could seriously disrupt our operations, delay revenue and result in large expenses to repair or rebuild the property. Such events could adversely affect our cash flow and ability to make distributions to shareholders.

         TERRORIST ATTACKS AND OTHER ACTS OF VIOLENCE OR WAR MAY ADVERSELY IMPACT OUR PERFORMANCE AND MAY AFFECT THE MARKETS ON WHICH OUR SECURITIES ARE TRADED.

                  Terrorist attacks against our properties, or against the United States or our interests, may negatively impact our operations and the value of our securities. Attacks or armed conflicts could result in increased operating costs; for example, it might cost more in the future for building security, property/casualty and liability insurance, and property maintenance. As a result of terrorist activities and other market conditions, the cost of insurance coverage for our properties could also increase. We might not be able to pass along the increased costs associated with such increased security measures and insurance to our tenants, which could reduce our profitability and cash flow. Furthermore, any terrorist attacks or armed conflicts could result in increased volatility in or damage to the United States and worldwide financial markets and economy. Such adverse economic conditions could affect the ability of our tenants to pay rent and our costs of capitals, which could have a negative impact on our results.

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         OUR ABILITY TO MAKE DISTRIBUTIONS IS SUBJECT TO VARIOUS RISKS.

                  Historically, we have paid quarterly distributions to our shareholders. Our ability to make distributions in the future will depend upon:

               o  the operational and financial performance of our properties;

               o capital expenditures with respect to existing and newly acquired properties;

               o general and administrative costs associated with our operation as a publicly-held REIT;

               o  the amount of, and the interest rates on, our debt; and

               o the absence of significant expenditures relating to environmental and other regulatory matters.

                  Certain of these matters are beyond our control and any significant difference between our expectations and actual results could have a material adverse effect on our cash flow and our ability to make distributions to shareholders.

         CHANGES IN THE LAW MAY ADVERSELY AFFECT OUR CASH FLOW.

                  Because increases in income and service taxes are generally not passed through to tenants under leases, such increases may adversely affect our cash flow and ability to make expected distributions to shareholders. Our properties are also subject to various regulatory requirements, such as those relating to the environment, fire and safety. Our failure to comply with these requirements could result in the imposition of fines and damage awards and default under some of our tenant leases. Moreover, the costs to comply with any new or different regulations could adversely affect our cash flow and our ability to make distributions. Although we believe that our properties are in material compliance with all such requirements, we cannot assure you that these requirements will not change or that newly imposed requirements will not require significant expenditures.

         THE TERMS AND COVENANTS RELATING TO OUR INDEBTEDNESS COULD ADVERSELY IMPACT OUR ECONOMIC PERFORMANCE.

                  Like other real estate companies which incur debt, we are subject to risks associated with debt financing, such as the insufficiency of cash flow to meet required debt service payment obligations and the inability to refinance existing indebtedness. If our debt cannot be paid, refinanced or extended at maturity, in addition to our failure to repay our debt, we may not be able to make distributions to shareholders at expected levels or at all. Furthermore, an increase in our interest expense could adversely affect our cash flow and ability to make distributions to shareholders. If we do not meet our debt service obligations, any properties securing such indebtedness could be foreclosed on, which would have a material adverse effect on our cash flow and ability to make distributions and, depending on the number of properties foreclosed on, could threaten our continued viability.


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                  Our credit facilities and the indenture governing our
unsecured public debt securities contain (and any new or amended facility will contain) customary restrictions, requirements and other limitations on our ability to incur indebtedness, including total debt to asset ratios, secured debt to total asset ratios, debt service coverage ratios and minimum ratios of unencumbered assets to unsecured debt which we must maintain. Our ability to borrow under our credit facilities is (and any new or amended facility will be) subject to compliance with such financial and other covenants. In the event that we fail to satisfy these covenants, we would be in default under the credit facilities and indenture and may be required to repay such debt with capital from other sources. Under such circumstances, other sources of capital may not be available to us, or may be available only on unattractive terms.

                  Increases in interest rates on variable rate indebtedness would increase our interest expense, which could adversely affect our cash flow and ability to make distributions to shareholders. Rising interest rates could also restrict our ability to refinance existing debt when it matures. In addition, an increase in interest rates could decrease the amounts that third parties are willing to pay for our assets, thereby limiting our ability to alter our portfolio promptly in relation to economic or other conditions. We have entered into and may, from time to time, enter into agreements such as interest rate hedges, swaps, floors, caps and other interest rate hedging contracts with respect to a portion of our variable rate debt. Although these agreements may lessen the impact of rising interest rates on us, they also expose us to the risk that other parties to the agreements will not perform or that we cannot enforce the agreements.

         OUR DEGREE OF LEVERAGE COULD LIMIT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING OR AFFECT THE MARKET PRICE OF OUR EQUITY SHARES OR DEBT SECURITIES.

                  Our degree of leverage could affect our ability to obtain additional financing for working capital expenditures, development, acquisitions or other general corporate purposes. Our senior unsecured debt is currently rated investment grade by the three major rating agencies. We cannot, however, assure you that we will be able to maintain this rating. In the event that our unsecured debt is downgraded from the current rating, we would likely incur higher borrowing costs and the market prices of our common shares and debt securities might decline. Our degree of leverage could also make us more vulnerable to a downturn in business or the economy generally.

         ADDITIONAL ISSUANCES OF EQUITY SECURITIES MAY BE DILUTIVE TO SHAREHOLDERS.

                  The interests of our shareholders could be diluted if we issue additional equity securities to finance future developments or acquisitions or to repay indebtedness. Our board of trustees may issue additional equity securities without shareholder approval. Our ability to execute our business strategy depends upon our access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including the issuance of common and preferred equity.


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         POTENTIAL LIABILITY FOR ENVIRONMENTAL CONTAMINATION COULD RESULT IN
SUBSTANTIAL COSTS.

                  Under various federal, state and local laws, ordinances and regulations, we may be liable for the costs to investigate and remove or remediate hazardous or toxic substances on or in our properties, often regardless of whether we know of or are responsible for the presence of these substances. These costs may be substantial. Also, if hazardous or toxic substances are present on a property, or if we fail to properly remediate such substances, our ability to sell or rent the property or to borrow using that property as collateral may be adversely affected.

                  Additionally, we develop, manage, lease and/or operate various properties for third parties. Consequently, we may be considered to have been or to be an operator of these properties and, therefore, potentially liable for removal or remediation costs or other potential costs that could relate to hazardous or toxic substances.

         AMERICANS WITH DISABILITIES ACT COMPLIANCE COULD BE COSTLY.

                  The Americans with Disabilities Act of 1990 ("ADA") requires that all public accommodations and commercial facilities, including office buildings, meet certain federal requirements related to access and use by disabled persons. Compliance with ADA requirements could involve the removal of structural barriers from certain disabled persons' entrances which could adversely affect our financial condition and results of operations. Other federal, state and local laws may require modifications to or restrict further renovations of our properties with respect to such accesses. Although we believe that our properties are in material compliance with present requirements, noncompliance with the ADA or similar or related laws or regulations could result in the United States government imposing fines or private litigants being awarded damages against us. In addition, changes to existing requirements or enactments of new requirements could require significant expenditures. Such costs may adversely affect our cash flow and ability to make distributions to shareholders.

         OUR STATUS AS A REIT (OR ANY OF OUT REIT SUBSIDIARIES) IS DEPENDENT ON COMPLIANCE WITH FEDERAL INCOME TAX REQUIREMENTS.

                  If we (or any of our REIT subsidiaries) fails to qualify as a REIT, we or the affected REIT subsidiary would be subject to federal income tax at regular corporate rates. Also, unless the IRS granted us or our affected REIT subsidiary, as the case may be, relief under certain statutory provisions, we or it would remain disqualified as a REIT for four years following the year it first failed to qualify. If we or any of our REIT subsidiaries fails to qualify as a REIT, we or it would be required to pay significant income taxes and would, therefore, have less money available for investments or for distributions to shareholders. This would likely have a material adverse effect on the value of the combined company's securities. In addition, we or our affected REIT subsidiary would no longer be required to make any distributions to shareholders.

                  Failure of Brandywine Operating Partnership (or a subsidiary partnership) to be treated as a partnership would have serious adverse consequences to our shareholders. If the IRS were to successfully challenge the tax status of Brandywine Operating Partnership or any of its subsidiary partnerships for federal income tax purposes, Brandywine Operating Partnership or the affected subsidiary partnership would be taxable as a corporation. In such event we would cease to qualify as a REIT and the imposition of a corporate tax on Brandywine Operating Partnership or a subsidiary partnership would reduce the amount of cash available for distribution from Brandywine Operating Partnership to us and ultimately to our shareholders.


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                  Even if we qualify as a REIT, we will be required to pay
certain federal, state and local taxes on our income and properties. In addition, our taxable REIT subsidiaries will be subject to federal, state and local income tax at regular corporate rates on their net taxable income derived from management, leasing and related service business. If the we have net income from a prohibited transaction, such income will be subject to a 100% tax.

         WE ARE DEPENDENT UPON OUR KEY PERSONNEL.

                  We are dependent upon our key personnel whose continued service is not guaranteed. We are dependent on our executive officers for strategic business direction and real estate experience. In connection with the acquisition of Prentiss Properties Trust, we entered into employment agreements with several former officers of Prentiss. Although we believe that we could find replacements for these key personnel (including the former Prentiss officers), loss of their services could adversely affect our operations.

                  Although we have an employment agreement with Gerard H. Sweeney, our President and Chief Executive Officer, for a term extending to May 7, 2008, this agreement does not restrict his ability to become employed by a competitor following the termination of his employment. We do not have key man life insurance coverage on our executive officers.

         CERTAIN LIMITATIONS WILL EXIST WITH RESPECT TO A THIRD PARTY'S ABILITY TO ACQUIRE US OR EFFECTUATE A CHANGE IN CONTROL.

                  Limitations imposed to protect our REIT status. In order to protect us against the loss of our REIT status, our Declaration of Trust limits any shareholder from owning more than 9.8% in value of our outstanding shares, subject to certain exceptions. The ownership limit may have the effect of precluding acquisition of control of us. If anyone acquires shares in excess of the ownership limit, we may:

               o  consider the transfer to be null and void;

               o  not reflect the transaction on our books;

               o  institute legal action to stop the transaction;

               o not pay dividends or other distributions with respect to those shares;

               o  not recognize any voting rights for those shares; and

               o consider the shares held in trust for the benefit of a person to whom such shares may be transferred.

                  Limitation due to our ability to issue preferred shares. Our Declaration of Trust authorizes the board of trustees to cause us to issue preferred shares, without limitation as to amount. The board of trustees is able establish the preferences and rights of any preferred shares issued which could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our shareholders' best interests.

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                  Limitation imposed by the Maryland Business Combination Law.
The Maryland General Corporation Law, as applicable to Maryland REITs, establishes special restrictions against "business combinations" between a Maryland REIT and "interested shareholders" or their affiliates unless an exemption is applicable. An interested shareholder includes a person who beneficially owns, and an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of, ten percent or more of the voting power of our then-outstanding voting shares. Among other things, Maryland law prohibits (for a period of five years) a merger and certain other transactions between a Maryland REIT and an interested shareholder unless the board of trustees had approved the transaction before the party became an interested shareholder. The five-year period runs from the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees and approved by two super-majority shareholder votes unless, among other conditions, the common shareholders receive a minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for our shares or unless the board of trustees approved the transaction before the party in question became an interested shareholder. The business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if the acquisition would be in our shareholders' best interests.

                  Maryland Control Share Acquisition Act. Maryland law provides that "control shares" of a REIT acquired in a "control share acquisition" shall have no voting rights except to the extent approved by a vote of two-thirds of the vote eligible to be cast on the matter under the Maryland Control Share Acquisition Act. "Control Shares" means shares that, if aggregated with all other shares previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. If voting rights or control shares acquired in a control share acquisition are not approved at a shareholder's meeting, then subject to certain conditions and limitations the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a shareholder's meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. Any control shares acquired in a control share acquisition which are not exempt under our Bylaws are subject to the Maryland Control Share Acquisition Act. Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. We cannot assure you that this provision will not be amended or eliminated at any time in the future.


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         MANY FACTORS CAN HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF OUR
SECURITIES.

                  A number of factors might adversely affect the price of our securities, many of which are beyond our control. These factors include:

               o increases in market interest rates, relative to the dividend yield on our shares. If market interest rates go up, prospective purchasers of our securities may require a higher yield. Higher market interest rates would not, however, result in more funds for us to distribute and, to the contrary, would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our common shares to go down;

               o anticipated benefit of an investment in our securities as compared to investment in securities of companies in other industries (including benefits associated with tax treatment of dividends and distributions);

               o perception by market professionals of REITs generally and REITs comparable to us in particular;

               o  level of institutional investor interest in our securities;

               o  relatively low trading volumes in securities of REITs;

               o  our results of operations and financial condition; and

               o  investor confidence in the stock market generally.

                  The market value of our common shares is based primarily upon the market's perception of our growth potential and our current and potential future earnings and cash distributions. Consequently, our common shares may trade at prices that are higher or lower than our net asset value per common share. If our future earnings or cash distributions are less than expected, it is likely that the market price of our common shares will diminish.

         THE ISSUANCE OF PREFERRED SECURITIES MAY ADVERSELY AFFECT THE RIGHTS OF HOLDERS OF OUR COMMON SHARES.

                  Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, we may afford the holders in any series or class of preferred shares preferences, distributions, powers and rights, voting or otherwise, senior to the rights of holders of common shares. Our board of trustees also has the power to establish the preferences and rights of each class or series of units in Brandywine Operating Partnership, and may afford the holders in any series or class of preferred units preferences, distributions, powers and rights, voting or otherwise, senior to the rights of holders of common units.

         THE ACQUISITION OF NEW PROPERTIES WHICH LACK OPERATING HISTORY WITH US WILL GIVE RISE TO DIFFICULTIES IN PREDICTING REVENUE POTENTIAL.

                  We will continue to acquire additional properties. These acquisitions could fail to perform in accordance with expectations. If we fail to accurately estimate occupancy levels, operating costs or costs of improvements to bring an acquired property up to the standards established for our intended market position, the performance of the property may be below expectations. Acquired properties may have characteristics or deficiencies affecting their valuation or revenue potential that we have not yet discovered. We cannot assure you that the performance of properties acquired by us will increase or be maintained under our management.

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         OUR PERFORMANCE IS DEPENDENT UPON THE ECONOMIC CONDITIONS OF THE
MARKETS IN WHICH OUR PROPERTIES ARE LOCATED.

                  Our properties are located in the Mid-Atlantic, Southwest, Northern California and Southern California markets. Like other real estate markets, these commercial real estate markets have experienced economic downturns in the past, and future declines in any of these economies or real estate markets could adversely affect cash available for distribution. Our financial performance and ability to make distributions to our shareholders will be particularly sensitive to the economic conditions in these markets. The local economic climate, which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors, and local real estate conditions, such as oversupply of or reduced demand for office, industrial and other competing commercial properties, may affect revenues and the value of properties, including properties to be acquired or developed. We cannot assure you that these local economies will grow in the future.